UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  July 19, 2011
(Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule
                         or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K filed by Capstone Therapeutics Corp. (the “Company”) on May 9, 2011, on May 3, 2011 the Company received a letter from Nasdaq notifying the Company that it had not regained compliance with Listing Rule 5550(a)(2) (minimum bid price) and that, absent an appeal of the decision, trading of the Company’s common stock on the Nasdaq Capital Market would be suspended at the opening of business on May 12, 2011.  On May 9, 2011 the Company appealed the Nasdaq determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.  A hearing on the appeal was held on June 30, 2011.

On July 19, 2011, the Company received a letter from the Nasdaq Hearings Panel notifying the Company that its common shares will be delisted effective at the open of business on Thursday, July 21, 2011.  Trading of the Company’s common stock on the Nasdaq Capital Market will cease at the close of business on July 20, 2011.

Upon delisting, trading may continue to be conducted in the over the counter market, including on the OTC Bulletin Board and the OTC Link System, to the extent that one or more registered broker-dealers elect to publish quotations.  Currently, there are over 9,000 securities quoted on the OTC Link System.  The delisting will not affect the Company’s status as a public reporting company subject to the rules and regulations of the U.S. Securities and Exchange Commission, including the requirement to file financial and other information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2011                                                                        CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman
Executive Chairman